CDEX INC.
                                              THE TECHNOLOGY DEVELOPMENT COMPANY

                             CDEX INC.

                             2002 STOCK OPTION PLAN


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                                TABLE OF CONTENTS
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                                                                                                   Page
1.    PURPOSE........................................................................................4
2.    DEFINITIONS....................................................................................4
3.    ADMINISTRATION OF THE PLAN.....................................................................6
      3.1      Board.................................................................................6
      3.2      Committee.............................................................................6
      3.3      Grants................................................................................7
      3.4      Deferral Arrangement..................................................................8
      3.5      NO Liability..........................................................................8
4.    STOCK SUBJECT TO THE PLAN......................................................................8
5.    GRANT ELIGIBILITY..............................................................................8
      5.1      Employees and Other Service Providers.................................................8
      5.2      Successive Grants.....................................................................8
      5.3      Limitations On Incentive Stock Options................................................8
6.    AWARD AGREEMENT................................................................................9
7.    TERMS AND CONDITIONS OF OPTIONS................................................................9
      7.1      Option Price..........................................................................9
      7.2      Vesting...............................................................................9
      7.3      Term..................................................................................9
      7.4      Exercise of Options On Termination of Service.........................................9
      7.5      Limitations On Exercise of Option.....................................................10
      7.6      Exercise Procedure....................................................................10
      7.7      Right of Holders of Options...........................................................10
      7.8      Delivery of Stock Certificates........................................................10
8.    TRANSFERABILITY OF OPTIONS.....................................................................10
      8.1      Transferability of Option.............................................................10
      8.2      Family Transfers......................................................................10
9.    RESTRICTED STOCK...............................................................................11
      9.1      Grant of Restricted Stock.............................................................11
      9.2      Restrictions..........................................................................11
      9.3      Restricted Stock Certificates.........................................................11
      9.4      Rights of Holders of Restricted Stock.................................................11
      9.5      Termination of Service................................................................12
      9.6      Purchase and Delivery of Stock........................................................12
10.   FORM OF PAYMENT................................................................................12
      10.1     General Rule..........................................................................12
      10.2     Surrender of Stock....................................................................12
      10.3     Cashless Exercise.....................................................................12
      10.4     Promissory Note.......................................................................13
11.   WITHHOLDING TAXES..............................................................................13
12.   RESTRICTIONS ON TRANSFER OF SHARES OF STOCK....................................................13
      12.1     Right of First Refusal................................................................13
      12.2     Repurchase and Other Rights...........................................................13
      12.3     Payments for Repurchase...............................................................14
      12.4     Publicly Traded Stock.................................................................14
      12.5     Legend................................................................................14
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July 1, 2002


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
13.   PARACHUTE LIMITATIONS..........................................................................14
14.   REQUIREMENTS OF LAW............................................................................15
      14.1     General...............................................................................15
      14.2     Rule 16B-3............................................................................15
      14.3     Financial Reports.....................................................................15
15.   EFFECT OF CHANGES IN CAPITALIZATION............................................................15
      15.1     Changes in Stock......................................................................15
      15.2     Reorganization in Which the Company is the Surviving Entity and in Which No
               Change of Control Occurs..............................................................16
      15.3     Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control....16
      15.4     Adjustments...........................................................................17
      15.5     No Limitations On Company.............................................................17
16.   DURATION AND AMENDMENTS........................................................................17
      16.1     Term of the Plan......................................................................17
      16.2     Amendment and Termination of the Plan.................................................17
17.   GENERAL PROVISIONS.............................................................................17
      17.1     Disclaimer of Rights..................................................................17
      17.2     Nonexclusivity of the Plan............................................................18
      17.3     Captions..............................................................................18
      17.4     Other Award Agreement Provisions......................................................18
      17.5     Number and Gender.....................................................................18
      17.6     Severability..........................................................................18
      17.7     Pooling...............................................................................18
      17.8     Governing Law.........................................................................18
18.   EXECUTION......................................................................................19
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                                   CDEX, INC.
                            2002 STOCK INCENTIVE PLAN

     CDEX, Inc., a Nevada corporation (the "COMPANY"), sets forth herein the terms of its 2002 Stock Incentive Plan (the "PLAN") as follows:

1.   PURPOSE

     The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

2.   DEFINITIONS

     For  purposes of  interpreting  the Plan and related  documents  (including
Award Agreements), the following definitions shall apply:

     2.1 "AFFILIATE" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

     2.2 "AWARD AGREEMENT" means the stock option agreement, restricted stock agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

     2.3 "BENEFIT ARRANGEMENT" shall have the meaning set forth in SECTION 13 hereof.

     2.4 "BOARD" means the Board of Directors of the Company.

     2.5 "CAUSE" means, as determined by the Board and unless otherwise provided in an applicable  employment  agreement  with the Company or an  Affiliate,  (i)
gross  negligence or willful  misconduct in connection  with the  performance of duties;  (ii)  conviction  of a  criminal  offense  (other  than  minor  traffic offenses); or (iii) material breach of any term of any employment, consulting or
other  services,  confidentiality,   intellectual  property  or  non-competition
agreements,  if  any,  between  the  Service  Provider  and  the  Company  or an
Affiliate.

     2.6 "CHANGE OF CONTROL" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning [50%] or more of the combined voting power of all classes of stock of the Company.

     2.7 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     2.8 "COMMITTEE" means a committee of, and designated from time to time by resolution of the Board, which shall consist of one or more members of the Board.

     2.9 "COMPANY" means CDEX, Inc.


July 1, 2002
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     2.10  "DISABILITY"  means the  Grantee  is unable  to  perform  each of the
essential   duties  of  such  Grantee's   position  by  reason  of  a  medically
determinable  physical or mental  impairment  which is potentially  permanent in character or which can be expected to last for a  continuous  period of not less than 12  months;  PROVIDED,  HOWEVER,  that,  with  respect  to rules  regarding expiration of an Incentive Stock Option  following  termination of the Grantee's
Service,  Disability  shall  mean  the  Grantee  is  unable  to  engage  in  any substantial gainful activity by reason of a medically  determinable  physical or mental  impairment  which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.11 "EFFECTIVE DATE" means December 28, 2001, the date the Plan is approved by the Board.

     2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

     2.13 "FAIR MARKET VALUE" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

     2.14 "FAMILY MEMBER" means a person who is a spouse,  former spouse, child,
stepchild,   grandchild,   parent,  stepparent,   grandparent,   niece,  nephew,
mother-in-law,  father-in-law,  son-in-law,  daughter-in-law,  brother,  sister, brother-in-law,  or  sister-in-law,  including  adoptive  relationships,  of the
Grantee,  any person  sharing the  Grantee's  household  (other than a tenant or employee),  a trust in which any one or more these  persons have more than fifty percent of the  beneficial  interest,  a foundation  in which any one or more of these persons (or the Grantee)  control the management of assets,  and any other entity in which one or more these  persons (or the  Grantee) own more than fifty percent of the voting interests;  provided, however, that to the extent required by applicable  law, the term Family Member shall be limited to a person who is a
spouse,  former  spouse,  child,  stepchild,   grandchild,  parent,  stepparent,
grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law,  or sister-in-law,  including adoptive relationships, of the Grantee or a trust or  foundation  for the  exclusive  benefit of any one or more of these persons.

     2.15 "GRANT" means an award of an Option or Restricted Stock under the Plan.

     2.16 "GRANT DATE" means, as determined by the Board, the latest to occur of
(i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under SECTION 5 hereof, or (iii) such other date as may be specified by the Board.

     2.17 "GRANTEE" means a person who receives or holds an Option or Restricted
Stock under the Plan.

     2.18 "INCENTIVE STOCK OPTION" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

     2.19 "NONQUALIFIED STOCK OPTION" means a stock option that is not an Incentive Stock Option.

     2.20 "OPTION" means an option to purchase one or more shares of Stock pursuant to the Plan.

     2.21 "OPTION PRICE" means the purchase price for each share of Stock subject to an Option.

     2.22 "OTHER AGREEMENT" shall have the meaning set forth in SECTION 13 hereof.


July 1, 2002
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     2.23 "PLAN" means this CDEX, Inc. 2002 Stock Incentive Plan.

     2.24 "PURCHASE PRICE" means the purchase price for each share of Stock pursuant to a Grant of Restricted Stock.

     2.25 "REPORTING PERSON" means a person who is required to file reports under Section 16(a) of the Exchange Act.

     2.26 "RESTRICTED STOCK" means shares of Stock, awarded to a Grantee pursuant to SECTION 9 hereof, that are subject to restrictions and to a risk of forfeiture.

     2.27 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.28  "SERVICE"  means service as an employee,  officer,  director or other
Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

     2.29 "SERVICE PROVIDER" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

     2.30 "STOCK" means the common stock, $0.001 par value per share, of the Company.

     2.31 "SUBSIDIARY" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

     2.32 "TEN-PERCENT STOCKHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.   ADMINISTRATION OF THE PLAN

     3.1 BOARD.

     The  Board  shall  have  such  powers  and   authorities   related  to  the
administration  of the Plan as are consistent with the Company's  certificate of incorporation  and by-laws and  applicable  law. The Board shall have full power and  authority  to take all actions and to make all  determinations  required or provided for under the Plan,  any Grant or any Award  Agreement,  and shall have full power and  authority to take all such other actions and make all such other determinations  not  inconsistent  with the specific terms and provisions of the
Plan that the Board deems to be necessary or appropriate  to the  administration
of  the  Plan,  any  Grant  or  any  Award  Agreement.   All  such  actions  and
determinations  shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous  consent of the Board executed in writing in  accordance  with the  Company's  certificate  of  incorporation  and by-laws and applicable law. The  interpretation and construction by the Board of any  provision  of the Plan,  any Grant or any Award  Agreement  shall be final, binding and conclusive.  To the extent  permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

     3.2 COMMITTEE.

     The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in SECTION 3.1 above and in other applicable


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provisions,  as the Board shall  determine,  consistent  with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in SECTION 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

     3.3 GRANTS.

     Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

     (i)  designate Grantees,

     (ii) determine the type or types of Grants to be made to a Grantee,

     (iii) determine the number of shares of Stock to be subject to a Grant,

     (iv) establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

     (v)  prescribe the form of each Award Agreement evidencing a Grant, and

     (vi) amend, modify, or supplement the terms of any outstanding Grant.

     Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.
Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.


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     3.4 DEFERRAL ARRANGEMENT.

     The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

     3.5 NO LIABILITY.

     No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.   STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in SECTION 15 hereof and the limitation of the next paragraph relating to Restricted Stock, the number of shares of Stock available for issuance under the Plan shall be 3,500,000 (Three Million
Five Hundred Thousand). Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.   GRANT ELIGIBILITY

     5.1 EMPLOYEES AND OTHER SERVICE PROVIDERS.

     Grants  (including  Grants of Incentive  Stock Options,  subject to SECTION
5.3) may be made under the Plan to any employee, officer or director of, or other Service Provider providing services to the Company or any Affiliate. To the extent required by applicable state law, Grants within certain states may be limited to employees and officers or employees, officers and directors.

     5.2 SUCCESSIVE GRANTS.

     An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

     5.3 LIMITATIONS ON INCENTIVE STOCK OPTIONS.

     An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award
Agreement;  and  (iii)  to the  extent  that the  aggregate  Fair  Market  Value
(determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed
$100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.


July 1, 2002
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6.   AWARD AGREEMENT

     Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant and provides for adjustment in accordance with SECTION 15. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

7.   TERMS AND CONDITIONS OF OPTIONS

     7.1 OPTION PRICE.

     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock
Option the Option Price shall not be less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock
Option  granted to such  Grantee  shall be not less than 110 percent of the Fair
Market Value of a share of Stock on the Grant Date. In the case of a Nonqualified Stock Option, the Option Price shall be not less than 85 percent of the Fair Market Value on the Grant Date of a share of Stock; PROVIDED, HOWEVER, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

     7.2 VESTING.

     Subject to SECTIONS 7.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this
SECTION 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. To the extent required by applicable law, each Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service. Subject to the preceding sentence, the Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service,
(iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Stock.

     7.3 TERM.

     Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

     7.4 EXERCISE OF OPTIONS ON TERMINATION OF SERVICE.

     Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's
Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
Notwithstanding the foregoing each Option shall provide that the Grantee

July 1, 2002


                                       9
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shall  have the right to  exercise  the vested  portion  of any  Option  held at termination  for at least sixty (60) days following  termination of Service with the Company for any reason  (other than for Cause),  and that the Grantee  shall have the right to  exercise  the Option for at least  twelve  (12) months if the
Grantee's Service terminates due to death or Disability.

     7.5 LIMITATIONS ON EXERCISE OF OPTION.

     Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in SECTION 15 hereof which results in termination of the Option.

     7.6 EXERCISE PROCEDURE.

     An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i)
100 shares or such lesser number set forth in the applicable Award Agreement and
(ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in
SECTION 10.

     7.7 RIGHT OF HOLDERS OF OPTIONS.

     Unless otherwise  stated in the applicable  Award Agreement,  an individual holding or  exercising  an Option shall have none of the rights of a shareholder
(for  example,   the  right  to  cash  or  dividend  payments  or  distributions attributable to the subject shares of Stock or to direct the voting of shares of
Stock)  until the shares of Stock  covered  thereby are fully paid and issued to such individual.

     7.8 DELIVERY OF STOCK CERTIFICATES.

     Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee's ownership of the shares of Stock purchased upon such exercise of the Option.

8.   TRANSFERABILITY OF OPTIONS

     8.1 TRANSFERABILITY OF OPTIONS.

     Except as provided in SECTION 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in
SECTION 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     8.2 FAMILY TRANSFERS.

     If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this SECTION 8.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest


July 1, 2002
                                       10

in that entity. Following a transfer under this SECTION 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this SECTION 8.2 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

9.   RESTRICTED STOCK

     9.1 GRANT OF RESTRICTED STOCK.

     The Board may from time to time grant Restricted Stock to persons eligible to receive Grants under SECTION 5 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

     9.2 RESTRICTIONS.

     At the time a Grant of Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restriction period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest. Notwithstanding the previous sentence, the vesting restrictions applicable to a Grant of Restricted Stock to a Service Provider who is not an officer, director or consultant to the Company shall lapse no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date, based on continued Service.

     The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock.

     9.3 RESTRICTED STOCK CERTIFICATES.

     The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

     9.4 RIGHTS OF HOLDERS OF RESTRICTED STOCK.

     Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.


July 1, 2002

     9.5 TERMINATION OF SERVICE.

     Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee's Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

     9.6 PURCHASE AND DELIVERY OF STOCK.

     The Grantee shall be required to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in SECTION 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate. To the extent required by applicable law, the Purchase Price of a share of Restricted Stock shall be not less than 85 percent of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, the Purchase Price shall be not less than 100 percent of the Fair Market Value on the Grant Date of a share of Stock.

     Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

10.  FORM OF PAYMENT

     10.1 GENERAL RULE.

     Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

     10.2 SURRENDER OF STOCK.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

     10.3 CASHLESS EXERCISE.

     With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and the shares of Stock have become publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in SECTION 11.


July 1, 2002

     10.4 PROMISSORY NOTE.

     To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Grantee pledge the Stock subject to the Grant for the purpose of securing payment of the note. In no event shall stock certificate(s) representing the Stock be released to the Grantee until such note is paid in full.

11.  WITHHOLDING TAXES

     The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this SECTION 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

12.  RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

     12.1 RIGHT OF FIRST REFUSAL.

     Subject to SECTION 12.4 below, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire shares pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to a Grant to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this SECTION 12.1 in whole or in part, to (1) any holder of stock or other securities of the Company (a "Stockholder"), (2) any Affiliate or (3) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this SECTION 12.1 apply to any person to whom Stock that was originally acquired pursuant to a Grant is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this SECTION 12.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

     12.2 REPURCHASE AND OTHER RIGHTS.

     Stock issued upon exercise of an Option or pursuant to the Grant of Restricted Stock may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.


July 1, 2002

     12.3 PAYMENTS FOR REPURCHASE

     Upon the Grantee's termination of Service, payment shall be made in cash or by cancellation of indebtedness within the ninety (90) days after the date of termination of Service or ninety (90) days after the date of exercise or purchase, as the case may be, for the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under a Grant of Restricted Stock.

     12.4 PUBLICLY TRADED STOCK.

     If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing transfer restrictions of SECTIONS 12.1 and 12.2 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

     12.5 LEGEND.

     In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

13.  PARACHUTE LIMITATIONS

     Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Options or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.


July 1, 2002

14.  REQUIREMENTS OF LAW

     14.1 GENERAL.

     The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     14.2 RULE 16b-3.

     During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

     14.3 FINANCIAL REPORTS.

     To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

15.  EFFECT OF CHANGES IN CAPITALIZATION

     15.1 CHANGES IN STOCK.

     The number of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account


July 1, 2002
of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or for any other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a "CORPORATE EVENT"). In addition, subject to the exception set forth in the last sentence of SECTION 15.4, the number of shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or
(ii) the exercise price of outstanding Options to reflect such distribution.

     15.2 REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY AND IN WHICH NO CHANGE OF CONTROL OCCURS.

     Subject to the exception set forth in the last sentence of SECTION 15.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the common stock shares to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

     15.3 REORGANIZATION, SALE OF ASSETS OR SALE OF STOCK WHICH INVOLVES A CHANGE OF CONTROL.

     Subject to the  exceptions  set forth in the last  sentence of this SECTION
15.3 and the last sentence of Section 15.4, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock shall be deemed to have vested, and, with the exception of such restrictions imposed under SECTION 12, all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) either of the following two actions shall be taken:
(A) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or (B) the Board may elect, in its sole discretion, to cancel any outstanding Grants and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options, equal to the product of the number of shares of Stock subject to the Option (the "OPTION SHARES") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds
(II) the Option Price applicable to such Option Shares. With respect to the Company's establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. This SECTION 15.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options and Restricted Stock theretofore granted, or for the substitution for such Options and Restricted Stock for new common stock options and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common


July 1, 2002
stock) and option prices, in which event the Plan and Options and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

     15.4 ADJUSTMENTS.

     Adjustments under SECTION 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in SECTIONS 15.1, 15.2 and 15.3.

     15.5 NO LIMITATIONS ON COMPANY.

     The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.  DURATION AND AMENDMENTS

     16.1 TERM OF THE PLAN.

     The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Grants already made shall be null and void, and no additional Grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

     16.2 AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company's stockholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.  GENERAL PROVISIONS

     17.1 DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.


July 1, 2002
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

     17.2 NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     17.3 CAPTIONS

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     17.4 OTHER AWARD AGREEMENT PROVISIONS

     Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

     17.5 NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     17.6 SEVERABILITY

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     17.7 POOLING

     In the event any provision of the Plan or an Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company or its Affiliates and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

     17.8 GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.


July 1, 2002

18.  EXECUTION

     To record adoption of the Plan by the Board as of December 28, 2001, and approval of the Plan by the stockholders on July 1, 2002, the Company has caused its authorized officer to execute the Plan.

                               CDEX, INC.

                                    By:
                                        ----------------------------------------
                                    Name:    Malcolm H. Philips
                                    Title:   President, CEO and Chairman


July 1, 2002


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